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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 8)

                            LIVE ENTERTAINMENT INC.
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                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
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                         (Title of Class of Securities)

                                  538032 10 3
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                                 (CUSIP Number)

                              Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
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          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                 April 27, 1995
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            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [_]

A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class. (See Rule 13D-7).

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

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                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                          Page 2 of 7 Pages
          -----------


     1.     NAME OF REPORTING PERSON
            S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
            Pioneer Electronic Corporation

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     2.     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                               (b) [_]

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     3.     SEC USE ONLY

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     4.     SOURCE OF FUNDS*

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     5.     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
            IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)   [_]

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     6.     CITIZENSHIP OR PLACE OF ORGANIZATION
              Japan

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     NUMBER OF         7.  SOLE VOTING POWER  1,713,597
     SHARES                                  -------------------------------
     BENEFICIALLY      8.  SHARED VOTING POWER   0
     OWNED BY                                  -----------------------------
     EACH
     REPORTING         9.  SOLE DISPOSITIVE POWER  1,713,597
     PERSON WITH                                  --------------------------

                      10.  SHARED DISPOSITIVE POWER   0
                                                    ------------------------

     11.    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
              1,713,597
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     12.    CHECK BOX IF THE AGGREGATE AMOUNT IN
            ROW (11) EXCLUDES CERTAIN SHARES*    [_]

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     13.    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
              49%
             ---------------------------------------------------------------

     14.    TYPE OF REPORTING PERSON*
             CO
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     * SEE INSTRUCTIONS BEFORE FILLING OUT!

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            This Statement constitutes Amendment No. 8 to the Schedule 13D, dated July 3, 1990, as amended by Amendment No. 1 dated March 24, 1992, as amended by Amendment No. 2 dated June 12, 1992, as amended by Amendment No. 3 dated March 30, 1993, as amended by Amendment No. 4 dated October 28, 1993, as amended by Amendment No. 5 dated March 31, 1994, as amended by Amendment No. 6 dated August 19, 1994 and as amended by Amendment No. 7 dated March 24, 1995 ( collectively, the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC") with respect to the shares of the common stock, par value $.01 per share (the "Shares" or "Common Stock"), of LIVE Entertainment Inc., a Delaware corporation (the "Company"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Schedule 13D. All Share numbers included herein give effect to the five-for-one reverse stock split of the Common Stock effected by the Company in December 1994.

            1. Item 3 of the Schedule 13D is hereby amended by adding the following:

            On April 3, 1995, PEC and Sohbi Eizoh Corporation, a Japanese corporation ("Sohbi Eizoh"), entered into a Stock Transfer Agreement (the "Stock Transfer Agreement"), included as Exhibit HH to this Schedule 13D. Pursuant to the Stock Transfer Agreement, PEC sold 168,000 shares of Common Stock of the Company owned by it to Sohbi Eizoh for an aggregate purchase price of $660,439.00.

            2.    Item 4 of the Schedule 13D is amended by adding the following:

            The sale of the shares of Common Stock of the Company to the Sohbi Eizoh Corporation was consummated as a means of diversifying PEC's holdings and recovering a portion of PEC's investment in the Company. As a result of the sale, PEC owns less than fifty percent (50%) of the outstanding Common Stock of the Company and therefore PEC will no longer be required to consolidate the financial statements of the Company with the financial statements of PEC. PEC intends to remain actively involved in and supportive of the Company as a shareholder and through Board representation.

            3. Item 5(a) of the Schedule 13D is hereby amended in its entirety as follows:

            (a)  PEC beneficially owns (i) 637,844 Shares of Common Stock and
       (ii) 15,000 shares of Series C Stock, which are presently convertible into 1,075,753 Shares of Common Stock. As a result, PEC beneficially owns 1,713,597 Shares which represent approximately 49% of the 3,494,453 Shares that would be outstanding if the 1,075,753 Conversion Shares were added to the 2,418,700 Shares outstanding reported by the Company as of February 28, 1995 in its Form 10-K for the 1994 fiscal year. The amount indicated above as beneficially owned by PEC does not include director options to

                               Page 3 of 7 Pages

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       purchase an aggregate of 2,000 shares held by directors of the
       Company who are affiliates of PEC.

            4. Item 5(b) of the Schedule 13D is hereby amended in its entirety as follows:

            (b) PEC has the power to vote or direct the voting of, or to dispose or direct the disposition of, the 1,713,597 Shares it owns or has the right to acquire.

            5. Item 5(c) of the Schedule 13D is amended by adding the following:

            (c) Except as set forth in Item 3 of this Amendment No. 8, PEC has not effected any transactions in the Shares since Amendment No. 7 to the
       Schedule 13D.

            6.    Item 6 is amended by adding the following:

            (j) Pursuant to the Stock Transfer Agreement between PEC and Sohbi Eizoh Corporation, PEC agreed to sell 168,000 shares of Common Stock owned by it to Sohbi Eizoh Corporation. A copy of the Stock Transfer Agreement is attached hereto as Exhibit HH and is incorporated herein by reference.

            7.    Item 7 is amended by adding the following:

            Exhibit HH - Stock Transfer Agreement, dated April 3, 1995, between PEC and Sohbi Eizoh Corporation.

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                                 SCHEDULE 13D

CUSIP NO. 538032 10 3
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                                   SIGNATURE
                                   ---------

            After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.


       Dated:     May 9, 1995    PIONEER ELECTRONIC CORPORATION


                                 By: /s/ Ryuichi Noda
                                     -----------------------------------
                                     Name:  Ryuichi Noda
                                     Title: Senior Managing Director

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